  Filed pursuant to Rule 424(b)(5)
 Registration No. 333-270886
PROSPECTUS SUPPLEMENT
(To Prospectus Dated April 7, 2023)
$25,000,000
Nutex Health Inc.
Common Stock
We are offering $25,000,000 of our common stock, par value $0.001 per share (our “Common Stock”), by this prospectus supplement and the accompanying prospectus, directly to YA II PN, Ltd., a Cayman Islands exempt limited partnership (the “Investor”), an affiliate of Yorkville Advisors Global, LP (“Yorkville”), in connection with the Pre-Paid Advance Agreement (the “PPA”) that we entered into with the Investor on April 11, 2023. In accordance with the terms of the PPA, Nutex Health Inc. (the “Company”) may request pre-paid advances of up to $25,000,000 from the Investor (or such greater amount that the parties may mutually agree) (each, a “Pre-Paid Advance”), with an aggregate limit of $100,000,000, over an 18-month period. Such Pre-Paid Advances will be purchased by the Investor at 90% of the face amount. The amount of each Pre-Paid Advance that we may request will range from $5,000,000 to $25,000,000 depending on stock price and volume conditions being met. If and when requested by the Investor, amounts outstanding under each Pre-Paid Advance will be correspondingly reduced upon the issuance by us of our Common Stock to the Investor at a price per share equal to (a)  $1.00 in respect of the initial Pre-Paid Advance, and, (b) with respect to each subsequent Pre-Paid Advance, the lower of (i) 100% of the volume weighted average price (the “VWAP”) of the Company’s Common Stock on the trading day immediately preceding the closing of each subsequent Pre-Paid Advance or (ii) 92.0% of the average of the two lowest daily VWAP of the shares during the seven trading days immediately prior to each Pre-Paid Advance; however, in no event less than $0.1851 per share. The $1.00 purchase price for the initial Pre-Paid Advance is subject to a one-time reset to 100% of the average of the daily VWAPs for the three consecutive Trading Days immediately prior to the expiration of a 30-day period after the initial Pre-Paid Advance. Interest will accrue on the outstanding balance of any Pre-Paid Advance at 0%, subject to an increase to 15% upon events of default described in the PPA.
This prospectus supplement relates to the offering of Common Stock in connection with the initial $25,000,000 Pre-Paid Advance requested by the Company under the PPA on April 11, 2023. The Investor has agreed to pay to the Company the initial Pre-Paid Advance amount as follows: (i) $15,000,000 on the date hereof, and (ii) $10,000,000 on the earlier of (y) June 10, 2023, or (z) the date upon which the outstanding balance on the initial portion of the initial Pre-Paid Advance has been reduced below $1,000,000, in both cases, as long as the VWAP for the ten trading days prior to June 10, 2023 or the date when the balance is reduced below $1,000,000, as applicable, is at least $0.60 per share, otherwise, the parties hereto shall mutually agree on the amount and timing of the remaining $10,000,000 payment.
Prior to signing this PPA, the Company had entered into a committed equity financing agreement with Lincoln Park Capital Fund, LLC (“LPCF”), pursuant to which the Company has the right to request LCPF to purchase up to $100,000,000 of shares of Common Stock over a 36-month period. LPCF has waived any provisions in the committed equity financing agreement that would prohibit the PPA. Nutex has agreed with the Investor that it will not utilize the Lincoln Committed Equity Financing while there are outstanding Pre-Paid Advances in excess of $1,000,000.
In addition to our issuance of Common Stock to the Investor pursuant to the PPA, this prospectus supplement also covers the resale of those shares from time to time by the Investor to the public. Although we have been advised by the Investor, and the Investor represents in the PPA, that the Investor is purchasing the Investor shares for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, the Securities and Exchange Commission (the “SEC”) may take the position that the Investor is deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and any profits on the sales of shares of our Common Stock by the Investor and any discounts, commissions or concessions received by the Investor are deemed to be underwriting discounts and commissions under the Securities Act. For additional information on the methods of sale that may be used by the Investor, see “Plan of Distribution”.
Our common stock is traded on NASDAQ under the symbol “NUTX.” On April 10, 2023, the last reported sale price on NASDAQ of our common stock was $0.9253 per share.
Our principal executive office is located at 6030 S. Rice Ave, Suite C, Houston, Texas 77081, and our telephone number is (713) 357-2530.
Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and the risk factors that are incorporated by reference into this prospectus supplement and the accompanying prospectus from our filings made with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for a discussion of the factors you should carefully consider before deciding to invest in our Common Stock.
Neither the SEC nor any state securities commission has approved or disapproved of our Common Stock or determined if this prospectus supplement or the accompanying prospectus is accurate, truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is April 12, 2023

Prospectus Supplement
Base Prospectus
We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus supplement or the accompanying prospectus or that the information contained or incorporated by reference is correct as of

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any time subsequent to the date of such information. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference in this prospectus supplement and the accompanying prospectus, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus relate to an offering of our Common Stock. Before investing in our Common Stock offered by this prospectus supplement, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
In deciding whether or not to invest in our Common Stock, you should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information or to make any representation other than those contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and any related free writing prospectus. If anyone provides you with different or inconsistent information or representation, you should not rely on them. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy our Common Stock in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our business, financial condition, or results of operations or prospects.
Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business” “Nutex,” “the Company” and “our company” refer to and similar references refer to Nutex Health Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov.
Our website address is https://www.nutexhealth.com. We do not incorporate the information on or accessible through our website into this prospectus supplement or the accompanying prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement or the accompanying prospectus. Our website address is included in this prospectus as an inactive textual reference only.
As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information we have included in the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement or the exhibits and schedules thereto. For further information about us and our Common Stock offered by this prospectus supplement, you may refer to such registration statement and the exhibits and schedules thereto. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information that we file later with the SEC will automatically update and supersede information in this prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement:
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our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 3, 2023;

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our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 21, 2022;

•
our Current Reports on Form 8-K, filed with the SEC on March 2, 2023, February 28, 2023, January 4, 2023, April 5, 2023 and April 12, 2023; and

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a description of our common stock, included as Exhibit 4.6 to the Company’s Annual Report on Form 10-K for the year ended, December 31, 2022, filed with the SEC on March 3, 2023.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the later of (1) the completion of the offering of our Common Stock pursuant to this prospectus supplement and (2) the date we stop offering our Common Stock pursuant to this prospectus supplement, will be deemed to be incorporated by reference into this prospectus supplement and to be part of this prospectus supplement from the date of filing of such reports and documents. The information contained on our website (https://www.nutexhealth.com) is not incorporated into this prospectus supplement.
You should not assume that the information in this prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:
Nutex Health Inc.
6030 S. Rice Ave, Suite C,
Houston, Texas 77081
Attn: Investor Relations Department
Phone: (713) 660-0557

PROSPECTUS SUPPLEMENT SUMMARY
This summary does not contain all of the information that you should consider before investing in our Common Stock offered by this prospectus supplement. Before making an investment decision, you should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, as well as our financial statements, including the accompanying notes, and the other information incorporated by reference herein and the information in any related free writing prospectus that we may authorize for use in connection with this offering of our Common Stock.
Nutex Health Inc.
We are a physician-led, healthcare services and operations company with 20 hospital facilities in eight states (hospital division), and a primary care-centric, risk-bearing population health management division. Our hospital division implements and operates innovative health care models, including micro-hospitals, specialty hospitals and hospital outpatient departments. The population health management division owns and operates provider networks such as independent physician associations (“IPAs”) and offers a cloud-based proprietary technology platform to IPAs which aggregates clinical and claims data across multiple settings, information systems and sources to create a holistic view of patients and providers. We employ 1,150 full- and part-time employees and partner with over 800 physicians. Our corporate headquarters is based in Houston, Texas. We were incorporated on April 13, 2000 in the state of Delaware.
Corporate Information
Our common stock is listed on NASDAQ under the symbol “NUTX.” Our principal executive office is located at 6030 S. Rice Ave, Suite C, Houston, Texas 77081, and our telephone number is (713) 660-0557. Our website address ishttps://www.nutexhealth.com. This website address is not intended to be an active link, and information on, or accessible through, our website is not incorporated by reference into this prospectus supplement and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or the accompanying prospectus.

THE PRE-PAID ADVANCE AGREEMENT
Investor
YA II PN, Ltd., a Cayman Islands exempt limited partnership (the “Investor”), an affiliate of Yorkville Advisors Global, LP
Commitment Amount
Up to $100,000,000 of Pre-Paid Advances purchased by the Investor at 90% of face value
Commitment Period
18 months from the date hereof
Pre-Paid Advances
Initial Pre-Paid Advance in the face amount of $25 million as follows: (i) $15,000,000 on the date hereof, and (ii) $10,000,000 on the earlier of (y) June 10, 2023, or (z) the date upon which the outstanding balance on the initial portion of the initial Pre-Paid Advance has been reduced below $1,000,000, in both cases, as long as the VWAP for the ten trading days prior to June 10, 2023 or the date when the balance is reduced below $1,000,000, as applicable, is at least $0.60 per share, otherwise, the parties hereto shall mutually agree on the amount and timing of the remaining $10,000,000 payment.
Subsequent Pre-Paid Advance in the amount of up to $25 million each may be requested by the Investor once the prior Pre-Paid Advance has been reduced to $500,000 or less.
Limitations
Subsequent Pre-Paid Advances are limited as follows:
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Up to $25,000,000 at a minimum daily trading volume of $1,500,000 and a minimum share price of $0.90;

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Up to $15,000,000 at a minimum daily trading volume of $1,250,000 and a minimum share price of $0.75;

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Up to $10,000,000 at a minimum daily trading volume of $1,000,000 and a minimum share price of $0.55; and

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Up to $5,000,000 at a minimum daily trading volume of $750,000 and a minimum share price of $0.25.

The minimum daily trading volume will be based on a VWAP calculated based on the five trading days immediately prior to the request date and the minimum share price will be based on the 20 trading day average prior to the request date.
Purchase Price of Each Pre-Paid Advance
90% of face value
Interest Rate
0% (15% in an event of default)
Investor Requests of Common Stock Issuances to Reduce Pre-Paid Advances
While a Pre-Paid Advance is outstanding, the Investor has the right, in its sole discretion, to select the amount and timing of the issuance by the Company of shares of Common Stock, with aggregate purchase price based on a price per share equal to: (a)  $1.00 in respect of the initial Pre-Paid Advance, and (b) with respect to each subsequent Pre-Paid Advance the lower of (i) 100% of the VWAP ending on the trading day immediately preceding the closing of the Pre-Paid Advance or (ii) 92.0% of the average of the two lowest daily VWAP during the seven trading days immediately prior to each Common Stock purchase, subject to a Floor Price of $0.1851 per share. The $1.00 purchase price for the initial Pre-Paid Advance is subject to a one-time reset to 100% of the average of the daily VWAPs for the three consecutive Trading Days immediately prior to the expiration of a 30-day period after the initial Pre-Paid Advance.
Limitations on Investor’s Right to Request Issuances of Common Stock
The Investor may not request issuances of Common Stock with respect to the initial Pre-Paid Advance in excess of $7,500,000 in any consecutive 30-day period.
The Investor may not request the issuance of Common Stock if such issuance (i) would result in the Investor (and its affiliates) beneficially owning more than 4.99% of the outstanding shares of the Company or (ii) when combined with all other issuance made to the Investor would exceed 19.9% of the outstanding shares of common stock on the date hereof (“Nasdaq Cap”).
The Investor may not engage in short sales while Pre-Paid Advances are outstanding.
Trigger Event for Mandatory Cash Payments by the Company
Within three trading days of a Trigger Event, the Company must pay the Investor a monthly cash payment (the “Monthly Payment”) of $7,500,000, plus any accrued and unpaid interest and a 6% redemption premium.
Thereafter, the Company must pay the Investor the Monthly Payment every 30 calendar days after the due date of the initial Monthly Payment; provided that the Company’s monthly obligation hereunder will end with respect to a particular Trigger Event if the daily VWAP of the Company’s common stock for five consecutive trading days immediately prior to the due date of the next Monthly Payment is 20% or greater than the Floor Price, unless a new Trigger Event occurs.
A “Trigger Event” occurs if (i) the Common Stock’s trading price is lower than the Contractual Floor Price for any five of seven consecutive trading days or (ii) the Company has issued substantially all of the shares available under the Nasdaq Cap.
Right of Prepayment
The Company, in its sole discretion, may prepay, at a 6% premium, an outstanding Pre-Paid Advance in cash by providing the Investor with advance written notice at least ten trading days prior to such prepayment if the VWAP of the Company’s common stock is, at the time of such written notice, lower than 100% of the VWAP ending on the trading day immediately preceding the closing of the Pre-Paid Advance.
Maturity Date of Pre-Paid
Advances
One year after each Pre-Paid Advance was funded
Due Diligence Fee
$25,000
Lock up
At the request of the Investor, Dr. Vo, the Company's Chairman and CEO, entered into a six-month lock up agreement with respect to 178,215,184 shares of Common Stock.

THE OFFERING
Common Stock Offered by Us
Common Stock having an aggregate gross sales price of $25,000,000 at a price per share equal to (a) $1.00 in respect of the initial Pre-Paid Advance, and (b)  with respect to each subsequent Pre‑Paid Advance, the lower of (i) 100% of the VWAP of the Company’s common stock on the trading day immediately preceding the closing of such Pre-Paid Advance or (ii) 92.0% of the average of the two lowest daily VWAP of the shares during the seven trading days immediately prior to each issuance of Common Stock requested by the Investor; however, in no event shall the Purchase Price be less than the floor price of $0.1851 per share. The amount and timing of sales of Common Stock offered hereby is at the sole discretion of the Investor.
Shares of Common Stock Outstanding Prior to this Offering
652,143,844 shares of Common Stock (as of April 6, 2023).
Shares of Common Stock Outstanding After this Offering
679,162,108 shares of our Common Stock, assuming the sale of 27,018,264 shares of our Common Stock in this offering at an offering price of $0.9253 per share, which was the last reported sale price of our Common Stock on Nasdaq on April 6, 2023. The actual number of shares of our Common Stock issued will vary depending on the sale price under this offering.
Use of Proceeds
We intend to use the net proceeds from the sale of shares of our Common Stock for working capital purposes and to repurchase shares from existing shareholders in private transactions. Our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus supplement. See the “Use of Proceeds” section.
Risk Factors
See the section titled “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the documents incorporated herein by reference for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Common Stock.
Market for Common Stock
Our Common Stock is currently traded on the Nasdaq Capital Market under the symbol “NUTX.”

RISK FACTORS
Investing in our Common Stock involves risks. Before purchasing any shares of our Common Stock, you should carefully consider the risks described below, as well as any amendment, supplement or update to the risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement, and all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference into this prospectus supplement and the accompanying prospectus and in any related free writing prospectus that we have authorized for use in connection with this offering. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose some or all of your investment.
Additional Risks Related to this Offering and Our Common Stock
Substantial blocks of our Common Stock may be sold into the market as a result of the Pre-Paid Advance Agreement.
The price of our Common Stock could decline if there are substantial sales of shares of our Common Stock, if there is a large number of shares of our Common Stock available for sale, or if there is the perception that these sales could occur.
On April 11, 2023, we entered into the PPA with the Investor. Pursuant to the PPA, we may request Pre-Paid Advances of up to $25,000,000 each from the Investor (or such greater amount that the parties may mutually agree), with a limitation on outstanding Pre-Paid Advances ranging from up to $25,000,000 to $5,000,000 depending on stock price and volume conditions being met, and an aggregate Commitment Amount of $100,000,000. At the request and sole discretion of the Investor, such Pre-Paid Advances will be correspondingly reduced upon the issuance of our Common Stock to the Investor at a Purchase Price equal to (a)  $1.00 in respect of the initial Pre-Paid Advance, and (b) with respect to each subsequent Pre-Paid Advance the lower of (i) 100% of the VWAP of the Company’s common stock on the trading day immediately preceding the closing of such Pre- Paid Advance or (ii) 92.0% of the average of the 2 lowest daily VWAP of the shares during the seven trading days immediately prior to each Pre-Paid Advance, subject to a floor price of $0.1851 per share.
Any issuances of shares of our Common Stock pursuant to the PPA to offset the Pre-Paid Advances will dilute the percentage ownership of stockholders and may dilute the per share projected earnings (if any) or book value of our Common Stock. Sales of a substantial number of shares of our Common Stock in the public market or other issuances of shares of our Common Stock, or the perception that these sales or issuances could occur, could cause the market price of our Common Stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.
You may experience immediate and substantial dilution in the net tangible book value per share of our Common Stock you purchase.
The offering price per share of our Common Stock in this offering may exceed the net tangible book value per share of our Common Stock outstanding prior to this offering. Assuming that an aggregate of 27,018,264 shares of our Common Stock are sold pursuant to this prospectus supplement at a price of $0.2953 per share, which was the last reported sale price of our Common Stock on Nasdaq on April 10, 2023, for aggregate gross proceeds of $21,325,000, after deducting estimated aggregate offering expenses payable by us, you would experience immediate dilution of $0.7753 per share, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the assumed offering price.
We may not receive the full amount of the initial Pre-Paid Advance
The Investor has agreed to pay to the Company the initial Pre-Paid Advance amount as follows: (i) $15,000,000 on the date hereof, and (ii) $10,000,000 on the earlier of (y) June 10, 2023, or (z) the date upon which the outstanding balance on the initial portion of the initial Pre-Paid Advance has been reduced below $1,000,000, in both cases, as long as the VWAP for the ten trading days prior to June 10, 2023 or the date when the balance is reduced below $1,000,000, as applicable, is at least $0.60 per share, otherwise, the parties hereto shall mutually agree on the amount and timing of the remaining $10,000,000 payment. As a result, we may only receive proceeds, before expenses, of $12,795,000.
Once we receive a Pre-Paid Advance, we do not have the right to control the timing and amount of the issuance of our shares of Common Stock to the Investor under the PPA and, accordingly, it is not possible to predict the actual number of shares we will issue pursuant to the Pre-Paid Advance Agreement at any one time or in total.
Once we receive any of the Pre-Paid Advances, including the initial Pre-Paid Advance, we do not have the right to control the timing and amount of any issuances of our shares of Common Stock to the Investor under the PPA. Sales of our Common Stock, if any, to the Investor under the PPA will depend upon market conditions and other factors, and the discretion of the Investor. We may ultimately decide to sell to Investor all, some or none of the shares of our Common Stock that may be available for us to sell to the Investor pursuant to the PPA. Each Pre-Paid Advance matures within one year.
Because the purchase price per share to be paid by the Investor for the shares of Common Stock that we may elect to sell to the Investor under the PPA, if any, will fluctuate based on the market prices of our Common Stock, if any, it is not possible for us to predict, as of the date of this prospectus supplement and prior to any such sales, the number of shares of Common Stock that we will sell to the Investor under the PPA, the purchase price per share that the Investor will pay for shares purchased from us under the PPA, or the aggregate gross proceeds that we will receive from those purchases by Investor under the PPA, if any.
In addition, unless we satisfy the exception set forth in the PPA based on the average price of our sales thereunder or we obtain stockholder approval, we will not be able to issue shares of our Common Stock in excess of 19.9% of the outstanding shares of Common Stock as of April 10, 2023 (the “Exchange Cap”) under the PPA (or any other transaction that is integrated with the PPA) in accordance with applicable Nasdaq rules. Depending on the market prices of our Common Stock in the future, this could be a significant limitation on the amount of funds we are able to raise pursuant to the PPA. Other limitations in the PPA, including the ownership limitation on the Investor of 4.99% of the then outstanding voting power or number of shares of outstanding Common Stock (the “Ownership Limitation”), and our ability to meet the conditions necessary to request a Pre-Paid Advance, could also prevent us from being able to request Pre-Paid Advances up to the Commitment Amount.
If we desire to request Pre-Paid Advances under the PPA in excess of $25,000,000, and the Exchange Cap provisions and other limitations in the PPA would allow us to do so, we would need to file with the SEC one or more prospectus supplements to register under the Securities Act any such additional shares of our Common Stock.
Further, the resale by the Investor of a significant amount of shares registered in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile.
Upon a trigger event, the Company may be required to make payments that could cause financial hardship to the Company.
Upon entering into the PPA, the Company agreed that within three trading days of (i) the Common Stock’s trading price becoming lower than $0.1851 for any five of seven consecutive trading days or (ii) the Company issuing substantially all of the shares available under the Nasdaq Cap, the Company must pay the Investor a monthly cash payment (the “Monthly Payment”) of $7,500,000 million (or such lower amount of a particular Pre-Paid Advance then outstanding), plus any accrued and unpaid interest and a 6% redemption premium. This financial obligation may cause an undue and unsustainable burden on the Company and cause a material adverse effect on the Company’s operations and financial condition.
Our current business plans require a significant amount of capital. If we are unable to obtain sufficient funding or do not have access to capital, we may not be able to execute our business plans and our prospects, financial condition and results of operations could be materially adversely affected.
The extent to which we rely on the Investor as a source of funding will depend on a number of factors, including the prevailing market price of our Common Stock, our ability to meet the conditions necessary to request for Pre-Paid Advances under the PPA, the impacts of the Exchange Cap and the Ownership Limitation and the extent to which we are able to secure funding from other sources. In addition to the amount of funds we ultimately raise under the PPA, if any, we expect to continue to seek other sources of funding, including by offering additional equity, and/or equity-linked securities, through one or more credit facilities and potentially by offering debt securities, to finance a portion of our future expenditures.
We have experienced operating losses, and we expect to continue to incur operating losses as we implement our business plans. We expect our capital expenditures to continue to be significant in the foreseeable future as we expand our business. We expect to expend capital with significant outlays directed towards expanding current programs and service offerings. As a result, our capital requirements are uncertain and actual capital requirements may be different from those we currently anticipate. In addition, new opportunities for growth in future product lines and markets may arise and may require additional capital.
As of December 31, 2022, our principal source of liquidity is our unrestricted cash balance in the amount of $34,255,264 million. We entered into the PPA whereby we will have the ability to request Pre-Paid Advances of up to $25.0 million. In addition, we previously entered into the Lincoln Committed Equity Financing whereby we will have the right, but not the obligation, to sell to LPCF (“Lincoln Purchase Agreement”) up to $100.0 million worth of our shares of Common Stock. We may not be able to utilize these facilities to raise additional capital when, or in the amounts, we may require. Nutex has agreed with the Investor that it will not utilize the Lincoln Purchase Agreement while there are Pre-Paid Advances outstanding under the PPA in excess of $1,000,000. Any debt we incur from the Investor or other parties could make us more vulnerable to a downturn in our operating results or a downturn in economic conditions. If our cash flow from operations and our then-existing liquidity is insufficient to meet any debt service requirements, we could be required to refinance our obligations, or dispose of assets in order to meet debt service requirements.
We expect that we will need to raise additional capital in order to continue to execute our business plans in the future, and we plan to use the PPA, if the conditions for its use are satisfied and seek additional equity and/or debt financing, including by offering additional equity, and/or equity-linked securities, through one or more credit facilities and potentially by offering debt securities, to finance a portion of our future expenditures.
The sale of additional equity or equity-linked securities could dilute our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our stockholders. Our ability to obtain the necessary additional financing to carry out our business plans or to refinance, if necessary, any outstanding debt when due is subject to a number of factors, including general market conditions and investor acceptance of our business model. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds on favorable terms, we may have to significantly reduce our spending, delay or cancel our planned activities or substantially change our corporate structure. We might not be able to obtain any such funding or we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations and our prospects, financial consolidated results of operations could be materially adversely affected, in which case our investors could lose some or all of their investment.
Management will have broad discretion as to the use of the proceeds from the PPA, and uses may not improve our financial condition or market value.
Because we have designated the amount of net proceeds from the PPA to be used for working capital purposes in addition to limited repurchases from our existing stockholders in privately negotiated trasnactions, our management will have broad discretion as to the application of such proceeds. Our management may use the proceeds for working capital that may not improve our financial condition or advance our business objectives.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that are subject to risks and uncertainties. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.
Forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. Below is a summary of certain material factors that may make an investment in our Common Stock speculative or risky.
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our ability to successfully execute our growth strategy, including identifying and developing successful new geographies, physician partners and patients;

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changes in applicable laws or regulations, including changes in the laws and regulations related to reimbursements;

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uncertainties in the amounts, timing and process of reimbursements by third-party payors and individuals;

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we may be adversely affected by other economic, business, and/or competitive factors;

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the difficulty in evaluating our future prospects, as well as risks and challenges, due to the new and rapidly evolving business and market;

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we may need to raise additional capital to fund our existing operations, develop and commercialize new services or expand our operations;

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possible difficulty managing growth and expanding operations;

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the continuing impact of the coronavirus pandemic on operations, which may materially and adversely affect our business and financial results;

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our ability to retain qualified personnel;

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the effectiveness and efficiency of our marketing efforts;

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spending changes in the healthcare industry;

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we, our affiliated professional entities and other physician partners may become subject to medical liability claims;

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a failure in our information technology systems;

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security breaches, loss of data or other disruptions could compromise sensitive information related to our business or prevent us from accessing critical information, expose us to liability and our reputation may be harmed and we could lose sales, clients and members;

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any future litigation against us could be costly and time-consuming to defend;

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failure to adhere to all of the complex government laws and regulations that apply our business could result in fines or penalties, being required to make changes to its operations or experiencing adverse publicity;

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our arrangements with affiliated professional entities and other physician partners may be found to constitute improper rendering of medical services or fee splitting under applicable state laws;

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we may face inspections, reviews, audits and investigations under federal and state government programs and contracts and adverse findings may have an adverse effect on our business;

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recent healthcare legislation and other changes in the healthcare industry and in healthcare spending has and may in the future adversely affect our revenues and may cause material adverse effects on our financial results;

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the transition from volume to value-based reimbursement models may have a material adverse effect on our operations; and

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other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

Importantly, the summary above does not address all the risks and uncertainties that we face. Additional discussion of the risks and uncertainties summarized herein, as well as other risks and uncertainties that we face, are disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein. The above summary is qualified in its entirety by those more complete discussions of such risks and uncertainties. Given such risks and uncertainties, you should not place undue reliance on forward-looking statements.
We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.
All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”
We caution you that the important factors referenced above may not contain all of the factors that are important to you. We cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with forward-looking statements, those results or developments may not be indicative of results or developments in subsequent periods. The forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS
We will receive aggregate net proceeds from this offering of approximately $21,325,000 before deducting the estimated offering expenses payable by us. We will initially receive on the date hereof $12,795,000 in net proceeds, before expenses. At their sole discretion, the Investor may fund an additional $8,350,000 in net proceeds, before expenses, after June 10, 2023, or the date upon which the outstanding balance on the initial portion of the initial Pre-Paid Advance has been reduced below $1,000,000, as long as the VWAP is at least $0.60 per share.
We expect to use the proceeds that we receive from this offering for working capital purposes and limited repurchases, in private negotiated transactions, from existing shareholders. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

DILUTION
If you purchase shares of our Common Stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our Common Stock and the net tangible book value per share of our Common Stock after this offering. As of December 31, 2022, our net tangible book value was $82,125,373, or $0.13 per share of Common Stock. We calculate net tangible book value per share by dividing our net tangible assets (total tangible assets less total liabilities) by the number of shares of our Common Stock issued and outstanding.
After giving effect to the sale by us of our Common Stock in the aggregate amount of $25,000,000 in this offering at an assumed offering price of $0.9253 per share, which was the last reported sale price of our Common Stock on Nasdaq on April 10, 2023, and after deducting estimated offering expenses payable by us, our adjusted net tangible book value as of December 31, 2022 would have been approximately $103,050,373, or $0.15 per share of Common Stock. This amount represents an immediate increase in net tangible book value of $0.02 per share of our Common Stock to existing stockholders and an immediate dilution of $0.7753 per share of our Common Stock to purchasers in this offering. The following table illustrates the dilution:
Assumed public offering price per share of our Common Stock		$0.9253
Net tangible book value per share of our Common Stock as of December 31, 2022	$0.13
Increase per share of our Common Stock attributable to new investors in this offering	$0.02
As adjusted net tangible book value per share of our Common Stock, after giving effect to this offering		$0.15
Dilution per share of our Common Stock to new investors purchasing our Common Stock in this offering		$0.7753
The table above assumes, for illustrative purposes, that an aggregate of 27,018,264 shares of our Common Stock are sold at a price of $0.9253 per share, which was the last reported sale price of our Common Stock on Nasdaq on April 10, 2023, for aggregate gross proceeds of $22,500,000. An increase or decrease of $0.125 per share, respectively, in the price at which the shares of our Common Stock are sold from the assumed offering price of $0.9253 per share shown in the table above, assuming all of the shares of our Common Stock in the aggregate amount of $25,000,000 are sold at that price, would not result in an increase or decrease, respectively, in our as adjusted net tangible book value per share of our Common Stock after the offering and would not increase or decrease, as applicable, the dilution in net tangible book value per share of our Common Stock to new investors, after deducting estimated aggregate offering expenses payable by us.
The number of shares of our Common Stock expected to be outstanding immediately after this offering included in the table above is based on 650,223,840 shares of our Common Stock, reflective of the number of shares of our Common Stock outstanding as of December 31, 2022, and does not reflect issuances subsequent to December 31, 2022.
To the extent that other shares of our Common Stock are issued, investors purchasing shares of our Common Stock in this offering could experience further dilution. In addition, we may choose to request additional Pre-Paid Advances or raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans.

DIVIDEND POLICY
We currently intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors (“Board”) and will depend on then-existing conditions, including, among other things, our results of operations, financial condition, cash requirements, contractual restrictions, business prospects and other factors that the Board may deem relevant.

PLAN OF DISTRIBUTION
On April 11, 2023, we entered into the Pre-Paid Advance Agreement with the Investor. The PPA provides that, upon the terms and subject to the conditions set forth therein, we may request Pre-Paid Advances of up to $25,000,000 each from the Investor (or such greater amount that the parties may mutually agree), with a limitation on outstanding Pre-Paid Advances of $25,000,000 and an aggregate Commitment Amount of $100,000,000, and such Pre-Paid Advances will be offset upon the issuance of our Common Stock to the Investor at a Purchase Price equal to (a) $1.00 in respect of the initial Pre-Paid Advance, and (b) with respect to each subsequent Pre-Paid Advance, the lower of (i) 100% of the VWAP of the Company’s common stock on the trading day immediately preceding the closing of such Pre- Paid Advance or (ii) 92.0% of the average of the two lowest daily VWAP of the shares during the seven trading days immediately prior to each Advance subject to a floor price of $0.1851 per share. This prospectus supplement relates to the offering of Common Stock in connection with a $25,000,000 Pre-Paid Advance requested by Nutex under the PPA on April 11, 2023.
In addition to our issuance of Common Stock to the Investor pursuant to the PPA, this prospectus supplement also covers the resale of those shares from time to time by the Investor to the public. Though we have been advised by the Investor, and the Investor represents in the PPA, that the Investor is purchasing the shares for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such shares in violation of the Securities Act or any other applicable securities laws, the SEC may take the position that the Investor may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. We have agreed in the PPA to provide customary indemnification to the Investor. It is possible that our shares may be sold by the Investor in one or more of the following manners:
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ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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to a broker-dealer as principal and resale by the broker-dealer for its account; or

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a combination of any such methods of sale.

We have advised the Investor that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Investor, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.
These restrictions may affect the marketability of the shares of our Common Stock by the Investor and any unaffiliated broker-dealer.
We have paid the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock covered by this prospectus supplement and the accompanying prospectus. We also paid a $25,000 structuring and due diligence fee to an affiliate of the the Investor in connection with entry into the PPA.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a discussion of material U.S. federal income tax consequences of the purchase, ownership and disposition of our Common Stock to a non-U.S. holder (as defined below) that purchases shares of our Common Stock in this offering. This discussion applies only to a non-U.S. holder that holds our Common Stock as a capital asset, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). For purposes of this discussion, a “non-U.S. holder” means any beneficial owner of our Common Stock that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust other than:
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an individual citizen or resident of the U.S., as defined for U.S. federal income tax purposes;

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a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in the U.S. or under the laws of the U.S. or any political subdivision thereof;

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an estate whose income is subject to U.S. federal income tax regardless of its source; or

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a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes.

If you are an individual, you may, in many cases, be deemed to be a resident of the United States for U.S. federal income tax purposes by virtue of being present in the U.S. for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. Such an individual is urged to consult his or her own tax advisor regarding his or her status as a resident alien for U.S. federal income tax purposes under these rules and the U.S. federal income tax consequences of the ownership or disposition of our Common Stock. In the case of a beneficial owner that is classified as a partnership for U.S. federal income tax purposes, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partner and the partnership. If you are a partner in a partnership considering an investment in our Common Stock, then you should consult your tax advisor.
This discussion is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. We cannot assure you that a change in law, possibly with retroactive application, will not alter significantly the tax considerations that we describe herein. We have not sought and do not plan to seek any ruling from the U.S. Internal Revenue Service (the “IRS”), with respect to statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS or a court will agree with our statements and conclusions.
This discussion assumes that a non-U.S. holder will hold our Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes that may be relevant to non-U.S. holders in light of their personal circumstances, and does not deal with federal taxes other than the U.S. federal income tax (such as U.S. federal estate and gift tax laws or the Medicare tax on certain investment income) or with non-U.S., state or local tax considerations. Special rules, not discussed here, may apply to certain non-U.S. holders, including:
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banks, insurance companies, or other financial institutions;

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regulated investment companies or real estate investment trusts;

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persons subject to the alternative minimum tax or the Medicare contribution tax on net investment income;

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tax-exempt accounts, organizations, or governmental organizations;

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pension plans and tax-qualified retirement plans;

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controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;

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brokers or dealers in securities or currencies;

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traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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persons that own, or are deemed to own, more than 5% (by vote or value) of our Common Stock (except to the extent specifically set forth below);

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certain former citizens or long-term residents of the United States;

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partnerships (or entities or arrangements classified as such for U.S. federal income tax purposes), other pass-through entities, and investors therein;

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persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction,” or other risk reduction transaction;

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persons who hold or receive our Common Stock pursuant to the exercise of any option or otherwise as compensation;

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persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock being taken into account in an “applicable financial statement” as defined in Section 451(b) of the Code;

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persons who do not hold our Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, as property held for investment); or

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persons deemed to sell our Common Stock under the constructive sale provisions of the Code.

Such non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.
THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK. INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL NON-INCOME TAX LAWS, NON-U.S., STATE OR LOCAL LAWS, AND TAX TREATIES.
Dividends
As discussed above under the section entitled “Dividend Policy”, we do not currently anticipate making any distributions on our Common Stock. If we make distributions on our Common Stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our Common Stock (determined separately with respect to each share of our Common Stock), but not below zero, and then will be treated as gain from the sale of stock as described below in “Gain on Disposition of Common Stock.”
Subject to the discussions below on effectively connected income and in “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act (FATCA),” any dividend paid to you generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. Under applicable Treasury Regulations, the applicable withholding agent may withhold up to 30% of the gross amount of the entire distribution even if the amount constituting a dividend, as described above, is less than the gross amount. In order to receive a reduced treaty rate, you must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. If you hold our Common Stock through a financial institution or other agent acting on your behalf, you generally will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. You should consult your tax advisor regarding your entitlement to benefits under any applicable tax treaty.
Dividends received by you that are treated as effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussions below in “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act (FATCA).” In order to obtain this exemption, you must provide the applicable withholding agent with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are taxed at the same rates applicable to U.S. persons, net of certain deductions and credits and subject to an applicable income tax treaty providing otherwise. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States) may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. You should consult your tax advisor regarding any applicable tax treaties that may provide for different rules.
Gain On Disposition of Common Stock
Subject to the discussions below of the backup withholding tax and FATCA withholding, you generally will not be subject to U.S. federal income tax with respect to gain realized on the sale or other taxable disposition of our Common Stock, unless:
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the gain is effectively connected with a trade or business you conduct in the U.S., and, where a tax treaty applies, is attributable to a U.S. permanent establishment or fixed base;

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if you are an individual, you are present in the U.S. for 183 days or more in the taxable year of the sale or other taxable disposition and certain other conditions are met; or

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we are or have been during a specified testing period a “U.S. real property holding corporation,” or USRPHC, for U.S. federal income tax purposes, and certain other conditions are met.

If you are a person described in the first bullet point above, you generally will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to the branch profits tax at a 30% rate on its effectively connected earnings and profits (or such lower rate as may be specified by an applicable income tax treaty). If you are an individual described in the second bullet point above, you generally will be subject to a flat 30% tax on the gain derived from the sale (unless an applicable tax treaty provides otherwise), which may be offset by U.S.-source capital losses, provided you have timely filed U.S. federal income tax returns with respect to such losses. You should consult your tax advisor regarding any applicable income tax or other treaties that may provide for different rules.
With respect to the third bullet point above, we believe that we are not currently, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other business assets, there can be no assurance that we will not become a USRPHC in the future. However, even if we are or become a USRPHC, our Common Stock will not constitute a United States real property interest if our Common Stock is regularly traded on an established securities market and you hold no more than 5% of our outstanding Common Stock, directly, indirectly, or constructively, at all times during the applicable testing period. If we are a USRPHC at any time within the applicable testing period and either our Common Stock is not regularly traded on an established securities market or you hold more than 5% of our outstanding Common Stock directly, indirectly, or constructively, at any time during the applicable testing period, you will generally be taxed on any gain realized upon the sale or other disposition of our Common Stock in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. If we are a USRPHC at any time within the applicable testing period and our Common Stock is not regularly traded on an established securities market, your proceeds received on the disposition of shares will also generally be subject to withholding at a rate of 15%. You are encouraged to consult your own tax advisors regarding the possible consequences to you if we are, or were to become, a URSPHC.
Information Reporting and Backup Withholding
Any applicable withholding agent must file information returns with the IRS in connection with dividends paid to you on shares of our Common Stock. The IRS may make this information available to the tax authorities in the country in which you are resident. In addition, you may be subject to backup withholding (currently at a rate of 24%) with respect to dividends paid on shares of Common Stock, unless, generally, you certify under penalties or perjury (usually on IRS Form W-8BEN or IRS Form W-8BEN-E or another appropriate version of IRS Form W-8) that you are not a U.S. person or you otherwise establish an exemption.
Additional rules relating to information reporting requirements and backup withholding with respect to payments of the proceeds from the disposition of shares of our Common Stock are as follows:
If the proceeds are paid to or through the U.S. office of a broker, the proceeds generally will be subject to backup withholding and information reporting, unless you certify under penalties of perjury (usually on IRS Form W-8BEN or IRS Form W-8BEN-E or another appropriate version of IRS Form W-8) that you are not a U.S. person or you otherwise establish an exemption.
If the proceeds are paid to or through a non-U.S. office of a broker that is not a U.S. person and is not a foreign person with certain specified U.S. connections (a “U.S.-related person”), information reporting and backup withholding generally will not apply.
If the proceeds are paid to or through a non-U.S. office of a broker that is a U.S. person or a U.S.-related person, the proceeds generally will be subject to information reporting and may be subject to backup withholding, unless you certify under penalties of perjury (usually on IRS Form W-8BEN or IRS Form W-8BEN-E or another appropriate version of IRS Form W-8) that you are not a U.S. person or you otherwise establish an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished by you to the IRS.
Foreign Account Tax Compliance Act (FATCA)
Sections 1471 through 1474 of the Code and the U.S. Treasury regulations and administrative guidance issued thereunder (referred to as “FATCA”) impose a 30% U.S. federal withholding tax on payments of dividends from our Common Stock if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying its direct and indirect substantial United States owners (generally by providing an IRS Form W-8BEN-E); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules.

The U.S. Treasury Department has issued proposed Treasury Regulations that, if finalized in their present form, would eliminate withholding under FATCA with respect to payments of gross proceeds from a sale or other disposition of our Common Stock. In the preamble to such proposed Treasury Regulations, the Treasury Secretary stated that taxpayers may generally rely on the proposed Treasury Regulations until final regulations are issued.
The FATCA withholding tax will apply to all withholdable payments made to a nonexempt foreign financial institution or nonfinancial foreign entity, regardless of whether such institution or entity is the beneficial owner of such payment or an intermediary and without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from, or reduction of, withholding tax pursuant to an applicable tax treaty with the United States or U.S. domestic law. If there is FATCA withholding, beneficial owners that are not foreign financial institutions and are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes with respect to such dividends will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction, if any. We will not pay additional amounts to beneficial owners of tour Common Stock in respect of any amounts withheld.
THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. POTENTIAL PURCHASERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY CHANGES IN APPLICABLE TAX LAWS.

DIVIDENDS
As discussed under the section entitled “Dividend Policy” above, we do not currently anticipate paying dividends.

GAIN ON DISPOSITION OF COMMON STOCK
Subject to the discussions below of the backup withholding tax and FATCA withholding, you generally will not be subject to U.S. federal income tax with respect to gain realized on the sale or other taxable disposition of our Common Stock, unless:
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the gain is effectively connected with a trade or business you conduct in the U.S., and, where a tax treaty applies, is attributable to a U.S. permanent establishment or fixed base;

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if you are an individual, you are present in the U.S. for 183 days or more in the taxable year of the sale or other taxable disposition and certain other conditions are met; or

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we are or have been during a specified testing period a “U.S. real property holding corporation” for U.S. federal income tax purposes, and certain other conditions are met.

If you are a person described in the first bullet point above, you generally will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to the branch profits tax at a 30% rate on its effectively connected earnings and profits (or such lower rate as may be specified by an applicable income tax treaty). If you are an individual described in the second bullet point above, you generally will be subject to a flat 30% tax on the gain derived from the sale (unless an applicable tax treaty provides otherwise), which may be offset by U.S.-source capital losses. With respect to the third bullet point above, we believe that we are not, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. Even if we are or become a U.S. real property holding corporation, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain in respect of our Common Stock as long as our Common Stock is traded on an established securities market and such non-U.S. holder actually or constructively owned no more than 5% of our Common Stock during the specified testing period.
Information Reporting and Backup Withholding
The applicable withholding agent must file information returns with the IRS in connection with dividends paid to you on shares of our Common Stock. The IRS may make this information available to the tax authorities in the country in which you are resident. In addition, you may be subject to backup withholding (currently at a rate of 24%) with respect to dividends paid on shares of Common Stock, unless, generally, you certify under penalties or perjury (usually on IRS Form W-8BEN or IRS Form W-8BEN-E or another appropriate version of IRS Form W-8) that you are not a U.S. person or you otherwise establish an exemption.
Additional rules relating to information reporting requirements and backup withholding with respect to payments of the proceeds from the disposition of shares of our Common Stock are as follows:
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If the proceeds are paid to or through the U.S. office of a broker, the proceeds generally will be subject to backup withholding and information reporting, unless you certify under penalties of perjury (usually on IRS Form W-8BEN or IRS Form W-8BEN-E or another appropriate version of IRS Form W-8) that you are not a U.S. person or you otherwise establish an exemption.

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If the proceeds are paid to or through a non-U.S. office of a broker that is not a U.S. person and is not a foreign person with certain specified U.S. connections (a “U.S.-related person”), information reporting and backup withholding generally will not apply.

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If the proceeds are paid to or through a non-U.S. office of a broker that is a U.S. person or a U.S.-related person, the proceeds generally will be subject to information reporting and may be subject to backup withholding, unless you certify under penalties of perjury (usually on IRS Form W-8BEN or IRS Form W-8BEN-E or another appropriate version of IRS Form W-8) that you are not a U.S. person or you otherwise establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished by you to the IRS.

FATCA
Sections 1471 through 1474 of the Code and the U.S. Treasury regulations and administrative guidance issued thereunder (referred to as “FATCA”) impose a 30% U.S. federal withholding tax on payments of dividends from our Common Stock if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying its direct and indirect substantial United States owners (generally by providing an IRS Form W-8BEN-E); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Initially, in addition to applying to payments of dividends, the FATCA rules initially applied to the gross proceeds from the sale or other disposition (including a retirement or redemption) of our Common Stock if such sale or other disposition occurred after December 31, 2018. However, under proposed IRS regulations, the FATCA rules will not apply to the gross proceeds from the sale of other disposition of equity or debt instruments (including our Common Stock) - those rules have, in effect, been repealed. In the preamble to the proposed regulations, the IRS provided that taxpayers may rely upon this repeal until the issuance of final regulations.
The FATCA withholding tax will apply to all withholdable payments made to a nonexempt foreign financial institution or nonfinancial foreign entity, regardless of whether such institution or entity is the beneficial owner of such payment or an intermediary and without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from, or reduction of, withholding tax pursuant to an applicable tax treaty with the United States or U.S. domestic law. If there is FATCA withholding, beneficial owners that are not foreign financial institutions and are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes with respect to such dividends will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction, if any. We will not pay additional amounts to beneficial owners of tour Common Stock in respect of any amounts withheld.
THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. POTENTIAL PURCHASERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY CHANGES IN APPLICABLE TAX LAWS.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Locke Lord LLP, Houston, Texas.

EXPERTS
The consolidated financial statements of Nutex Health Inc. as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022, and the effectiveness of the Company’s internal control over financial reporting incorporated by reference from the Annual Report on Form 10-K of Nutex Health, Inc. for the year ended December 31, 2022 have been audited by Marcum LLP, independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

PROSPECTUS
$300,000,000
Nutex Health Inc.
Common Stock
Senior Debt Securities
Subordinated Debt Securities
Warrants
Rights

From time to time, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. The securities we may offer may be convertible into or exercisable or exchangeable for other securities. We may offer the securities separately or together, in separate classes or series and in amounts, at prices and on terms that will be determined at the time the securities are offered. The aggregate offering price of all securities sold by us under this prospectus may not exceed $300,000,000.
This prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms and amounts of the securities being offered, and any other information relating to the specific offering will be set forth in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus.
We may sell these securities on a continuous or delayed basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. See “Plan of Distribution.”
Our Common Stock is listed on the Nasdaq Global Market under the symbol “NUTX”. On April 6, 2023, the closing price of our Common Stock was $1.05. Our principal executive offices are located at 6030 S. Rice Ave, Suite C, Houston, TX 77081.
This prospectus may not be used to offer or sell any of our securities unless accompanied by a prospectus supplement.

Investing in shares of our Common Stock involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus as well as those included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 7, 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $300,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with any accompanying prospectus supplement, contains important information you should know before investing in our securities, including important information about us and the securities being offered. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” beginning on pages 30 and 31, respectively, of this prospectus.
You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. This prospectus, any applicable prospectus supplement and the information incorporated herein or therein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We have not independently verified the accuracy and completeness of such data.
This prospectus may not be used to offer and sell securities unless it is accompanied by an additional prospectus or a prospectus supplement.
As used in this prospectus, unless the context otherwise requires, references to the “Nutex Health,” “Company,” “we,” “us” and “our” refer to Nutex Health Inc. and, where appropriate, our subsidiaries.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth in our filings with the SEC that are incorporated by reference herein and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and the other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions.
This document contains certain forward-looking statements with respect to our financial condition, results of operations and business, plans, objectives and strategies. These statements may be made directly in this prospectus or may be incorporated by reference to other documents or in any accompanying prospectus supplement. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “commit,” “advance,” “likely” or similar expressions that convey the prospective nature of events or outcomes. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to:
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our ability to successfully execute our growth strategy, including identifying and developing successful new geographies, physician partners and patients;

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changes in applicable laws or regulations, including changes in the laws and regulations related to reimbursements;

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uncertainties in the amounts, timing and process of reimbursements by third-party payors and individuals;

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we may be adversely affected by other economic, business, and/or competitive factors;

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the difficulty in evaluating our future prospects, as well as risks and challenges, due to the new and rapidly evolving business and market;

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we may need to raise additional capital to fund our existing operations, develop and commercialize new services or expand our operations;

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possible difficulty managing growth and expanding operations;

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the continuing impact of the COVID-19 pandemic on operations, which may materially and adversely affect our business and financial results;

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our ability to retain qualified personnel;

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the effectiveness and efficiency of our marketing efforts;

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spending changes in the healthcare industry;

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we, our affiliated professional entities and other physician partners may become subject to medical liability claims;

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a failure in our information technology systems;

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security breaches, loss of data or other disruptions could compromise sensitive information related to our business or prevent us from accessing critical information, expose us to liability and our reputation may be harmed and we could lose sales, clients and members;

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any future litigation against us could be costly and time-consuming to defend;

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failure to adhere to all of the complex government laws and regulations that apply our business could result in fines or penalties, being required to make changes to its operations or experiencing adverse publicity;

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our arrangements with affiliated professional entities and other physician partners may be found to constitute improper rendering of medical services or fee splitting under applicable state laws;

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we may face inspections, reviews, audits and investigations under federal and state government programs and contracts and adverse findings may have an adverse effect on our business;

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recent healthcare legislation and other changes in the healthcare industry and in healthcare spending has and may in the future adversely affect our revenues and may cause material adverse effects on our financial results;

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the transition from volume to value-based reimbursement models may have a material adverse effect on our operations; and

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other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

These forward-looking statements reflect our current views with respect to future events and are based on numerous assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors we believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this document could cause our plans, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to have been correct and persons reading this document are therefore cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of a document incorporated by reference, as of the date of that document. We do not assume any obligation to update the information contained in this document (whether as a result of new information, future events or otherwise), except as required by applicable law.

OUR COMPANY
We are a physician-led, healthcare services and operations company with 20 hospital facilities in eight states (“hospital division”), and a primary care-centric, risk-bearing population health management division. Our hospital division implements and operates innovative health care models, including micro-hospitals, specialty hospitals and hospital outpatient departments. The population health management division owns and operates provider networks such as independent physician associations (“IPAs”) and offers a cloud-based proprietary technology platform to IPAs which aggregates clinical and claims data across multiple settings, information systems and sources to create a holistic view of patients and providers.
We employ 1,150 full and part-time employees and partner with over 800 physicians. Our corporate headquarters is based in Houston, Texas. We were incorporated on April 13, 2000 in the state of Delaware.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include: the development and construction of additional hospital facilities, working capital; capital expenditures; office expansion, business development and other general corporate purposes. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the Common Stock, debt securities, warrants and rights that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK
The following description of the capital stock of Nutex Health Inc. is based upon the Company’s amended and restated certificate of incorporation, the Company’s second amended and restated bylaws and applicable provisions of law. We have summarized certain portions of the Company’s amended and restated certificate of incorporation and second amended and restated bylaws below. The summary is not complete and is subject to, and is qualified in its entirety by express reference to, the provisions of applicable law and to the Company’s amended and restated certificate of incorporation and second amended and restated bylaws.
Authorized Capital Stock
The authorized capital stock of the Company consists of 900,000,000 shares of common stock, par value $0.001 per share.
Common Stock
Voting Rights.   Holders of shares of Common Stock are entitled to one vote per share held of record on all matters to be voted upon by the shareholders. The holders of Common Stock do not have cumulative voting rights in the election of directors.
Dividend Rights.   Holders of shares of our Common Stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.
Liquidation Rights.   Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Common Stock are entitled to receive ratably the assets available for distribution to the shareholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.
Other Matters.   The shares of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of our Common Stock, are fully paid and non-assessable.
Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Second Amended and Restated Bylaws and Delaware Law
Some provisions of Delaware law, and our amended and restated certificate of incorporation and our second amended and restated bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise, or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We are subject to the anti-takeover provisions of the Delaware General Corporation Law (“DGCL”), including Section 203. Under these provisions, if anyone becomes an “interested stockholder,” the Company may not enter into a “business combination” with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change of control. For purposes of Section 203 of the DGCL, “interested stockholder” means, generally, someone owning 15% or more of the Company’s outstanding voting stock or an affiliate of the Company that owned 15% or more of the Company’s outstanding voting stock during the past three years, subject to certain exceptions as described in Section 203 of the DGCL. As such, Section 203 of the DGCL could prohibit or delay mergers or a change in control and may discourage attempts by other companies to acquire the Company.
Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws
Provisions of our amended and restated certificate of incorporation and our second amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Common Stock.
Provisions in our amended and restated certificate of incorporation and second amended and restated bylaws establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our shareholders. These procedures provide that notice of shareholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our second amended and restated bylaws specify the requirements as to form and content of all shareholders notices. These requirements may preclude shareholders from bringing matters before the shareholders at an annual or special meeting.
Forum Selection
Our second amended and restated bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:
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any derivative action or proceeding brought on our behalf;

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any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our shareholders;

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any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our second amended and restated bylaws; or

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any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine.

Our second amended and restated bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. The forum selection provision is not, however, intended to be deemed a waiver by any stockholder with respect to our compliance with U.S. federal securities laws, and the application of the forum selection provision may in some instances be limited by applicable law.
Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation or bylaws has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our second amended and restated bylaws is inapplicable or unenforceable.
Our Transfer Agent
The transfer agent for our Common Stock is Transfer Online. We have agreed to indemnify Transfer Online in its role as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted shares of Common Stock for at least six months would be entitled to sell such securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of Common Stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
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1% of the total number of shares of Common Stock then outstanding; or

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the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

DESCRIPTION OF OUR DEBT SECURITIES
This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.
General
The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. We will issue the senior notes under the senior indenture which we will enter into with one or more trustees. We will issue the subordinated notes under the subordinated indenture which we will enter into with one or more trustees. We have filed forms of these documents as exhibits to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.
The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.
Series of Debt Securities
We may issue multiple debt securities or series of debt securities under either indenture. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a particular series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement applicable for that series. Those terms may vary from the terms described here.
Amounts of Issuances
The indentures do not limit the amount of debt securities that may be issued under them. We may issue the debt securities from time to time in one or more series. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or prospectus supplement, we may reopen a series and issue additional debt securities of that series without the consent of the holders of the outstanding debt securities of that series.
Principal Amount, Stated Maturity and Maturity
Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.
The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.
We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities
The applicable prospectus supplement will describe the specific terms of the debt securities, which will include some or all of the following:
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the title of the series and whether it is a senior debt security or a subordinated debt security;

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any limit on the total principal amount of the debt securities of the same series;

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the stated maturity;

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the currency or currencies for principal and interest, if not U.S. dollars;

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the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

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whether the debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

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if the debt security is a fixed rate debt security, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

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if the debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

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if the debt security is an indexed debt security, the principal amount, if any, we will pay at maturity, interest payment dates, the amount of interest, if any, we will pay on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which the debt security will be exchangeable for or payable in cash, securities or other property;

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if the debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of the Company, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

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if the debt security is also an original issue discount debt security, the yield to maturity;

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if applicable, the circumstances under which the debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

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the authorized denominations, if other than $1,000 and integral multiples of $1,000;

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the depositary for the debt security, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt security in book-entry form only;

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if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

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the assets, if any, that will be pledged as security for the payment of the debt security;

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the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt security, as applicable; and

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any other terms of the debt security which could be different from those described in this prospectus.

Governing Law
The indentures and the debt securities will be governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.
Form of Debt Securities
We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global — i.e., book-entry — form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.
Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.
Redemption or Repayment
If there are any provisions regarding redemption or repayment applicable to a debt security, we will describe them in the applicable prospectus supplement.
We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or cancelled.
Mergers and Similar Transactions
We are generally permitted under the indenture for the relevant series to merge or consolidate with another corporation or other entity. We are also permitted under the indenture for the relevant series to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of the foregoing actions unless all the following conditions, among other things, are met:
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If the successor entity in the transaction is not Nutex Health Inc., the successor entity must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized and existing under the laws of the United States, any State thereof or the District of Columbia.

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Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “— Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of Nutex Health Inc. but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

Subordination Provisions
Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.
The subordinated debt indenture defines “senior debt” as:
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our indebtedness under or in respect of any credit agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts; and

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any other indebtedness permitted under the terms of that indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated debt securities.

Notwithstanding the foregoing, “senior debt” will not include: (i) equity interests; (ii) any liability for taxes; (iii) any trade payables; (iv) any indebtedness to any of our subsidiaries or affiliates; or (v) any indebtedness incurred in violation of the subordinated debt indenture.
We may modify the subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.
The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:
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in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

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(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

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in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.
Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.
The subordinated debt indenture allows the holders of senior debt to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Defeasance, Covenant Defeasance and Satisfaction and Discharge
When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee funds or government securities, or if so provided in the applicable prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:
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we will be discharged from our obligations with respect to the debt securities of such series (“legal defeasance”); or

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we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal, premium and interest on the applicable series of debt securities will also survive.
We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.
In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:
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deliver all outstanding debt securities of that series to the trustee for cancellation; or

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all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

Default, Remedies and Waiver of Default
Unless otherwise specified in the applicable prospectus supplement, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:
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we do not pay the principal or any premium on any debt security of that series when due at its stated maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

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we do not pay interest on any debt security of that series within 30 days after the due date;

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we fail to comply with our obligations under the merger covenant;

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we fail to comply for 90 days after notice with the other agreements contained in the indenture, which notice must be sent by the trustee or the holders of at least 30% in principal amount of the relevant series of debt securities;

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we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to us occur; or

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if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “— Subordination Provisions.”
Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 30% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.
Each of the situations described above may result in an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.
If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.
Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee protection satisfactory to it from loss, liability or expense. These majority holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.
Except as otherwise specified in the applicable prospectus supplement, before a holder may take steps to enforce its rights or protect its interests relating to any debt security, all of the following must occur:
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the holder must give the trustee written notice that an event of default has occurred with respect to the debt securities of the series, and the event of default must not have been cured or waived;

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the holders of at least 30% in principal amount of all debt securities of the series must request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

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the trustee must not have taken action for 90 days after the above steps have been taken; and

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during those 90 days, the holders of a majority in principal amount of the debt securities of the series must not have given the trustee directions that are inconsistent with such request.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.
Waiver of Default.   Except as otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of the debt securities of any series may by notice to the trustee waive an existing default and its consequences for all debt securities of that series except (i) a default in the payment of the principal of or interest on a debt security (ii) a default arising from the failure to redeem or purchase any debt security when required pursuant to the indenture or (iii) a default in respect of a provision that under the indenture cannot be amended without the consent of each securityholder affected. If a waiver occurs, the default is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.
Annual Information about Defaults to the Trustee.   We will furnish each trustee every year a certificate indicating whether the signers thereof know of any default that occurred in the previous year.

Modifications and Waivers
Unless otherwise specified in the applicable prospectus supplement, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:
Changes Requiring Each Holder’s Approval.   Except as otherwise specified in the applicable prospectus supplement, we and the trustee may amend the indentures or the debt securities with the written consent of the holders of at least a majority in principal amount of the debt securities then outstanding. However, without the consent of each securityholder affected thereby, an amendment or waiver may not, except as otherwise specified in the applicable prospectus supplement:
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reduce the amount of debt securities whose holders must consent to an amendment;

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reduce the rate of, or extend the time for payment of, the interest on any debt security;

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reduce the principal of or change the stated maturity on any debt security;

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reduce the amount payable upon redemption of any debt security or change the time at which any debt security may be redeemed as described in the applicable indenture;

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permit redemption of a debt security if not previously permitted;

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change the currency of any payment on a debt security;

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impair the right of any holder of a debt security to institute suit for the enforcement of any payment on or with respect to such holder’s debt security;

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change the amendment provisions which require each holder’s consent or in the waiver provisions; or

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change the ranking or priority of any debt security that would adversely affect the securityholders.

Changes Not Requiring Approval.   We and the trustee may amend the indentures or the debt securities without notice to or consent of any securityholder:
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to cure any ambiguity, omission, defect or inconsistency;

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to provide for the assumption by a successor corporation of the obligations of the Company under the indenture;

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities (provided that the uncertificated debt securities are issued in registered form for United States federal income tax purposes);

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to add to the covenants of the Company for the benefit of the holders of the debt securities or to surrender any right or power conferred upon the Company;

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to make any change that does not adversely affect the rights of any holder of the debt securities in any material respect;

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to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

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to establish the forms or terms of debt securities;

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to add additional events of default for the benefit of the holders of the debt securities;

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to provide for security to secure the debt securities; or

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to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer debt securities.

Modification of Subordination Provisions.   We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt). In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).
Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.
Changes Requiring Majority Approval.   Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:
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if the change affects only particular debt securities within a series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or

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if the change affects debt securities of more than one series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

Special Rules for Action by Holders
Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.
In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.
We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.
Form, Exchange and Transfer
If any debt securities cease to be issued in registered global form, they will be issued only in fully registered form, without interest coupons and, unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.
Holders may not exchange debt securities for securities of a different series or having different terms, unless permitted by the terms of that series and described in the applicable prospectus supplement.
Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.
If we have designated additional transfer agents for a debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.
If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.
The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.
Payments
We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.
We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.
We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds — i.e., funds that become available on the day after the check is cashed.
Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.
Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.
Paying Agents
We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the applicable prospectus supplement for each debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.
Notices
Notices to be given to holders of a global debt security will be given only to the depositary in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.
Our Relationship With the Trustee
The prospectus supplement for any debt security will describe any material relationships we may have with the trustee with respect to that debt security.
The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended. In that case, the trustee may be required to resign under one or more of the indentures and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF OUR WARRANTS
This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase our Common Stock and/or debt securities in one or more series. Warrants may be offered independently or together with our Common Stock, debt securities and/or rights offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.
We will issue the warrants directly or under a warrant agreement which we will enter into with a warrant agent to be selected by us. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.
The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell pursuant to this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplements the terms relating to a series of warrants.
If warrants for the purchase of our Common Stock are offered, the prospectus supplements will describe the following terms, to the extent applicable:
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the offering price and the aggregate number of warrants offered;

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the total number of shares that can be purchased if a holder of the warrants exercises them;

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the date on and after which the holder of the warrants can transfer them separately from the related Common Stock;

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the number of shares of Common Stock that can be purchased if a holder exercises the warrant and the price at which such Common Stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

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the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

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the date on which the right to exercise the warrants begins and the date on which that right expires;

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the number of warrants outstanding, if any;

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a discussion of any material U.S. federal income tax considerations applicable to the warrants;

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the terms, if any, on which we may accelerate the date by which the warrants must be exercised;

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whether the warrants are issued pursuant to a warrant agreement with a warrant agent or issued directly by us; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of Common Stock will be in registered form only.

If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:
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the offering price and the aggregate number of warrants offered;

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the currencies in which the warrants are being offered;

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the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

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the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

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the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

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the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

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the terms of any rights to redeem or call the warrants;

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the date on which the right to exercise the warrants begins and the date on which such right expires;

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the number of warrants outstanding, if any;

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a discussion of any material U.S. federal income tax considerations applicable to the warrants;

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the terms, if any, on which we may accelerate the date by which the warrants must be exercised;

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whether the warrants are issued pursuant to a warrant agreement with a warrant agent or issued directly by us; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.
A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase Common Stock are exercised, holders of the warrants will not have any rights of holders of the underlying Common Stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Warrant Adjustments” below. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.
Exercise of Warrants
Each holder of a warrant is entitled to purchase the number of shares of Common Stock or principal amount of debt securities, as the case may be, at the exercise price described in the applicable prospectus supplements. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.
A holder of warrants may exercise them by following the general procedure outlined below:
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delivering to us or to the warrant agent the payment required by the applicable prospectus supplements to purchase the underlying security;

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properly completing and signing the reverse side of the warrant certificate representing the warrants; and

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delivering the warrant certificate representing the warrants to us or to the warrant agent within five business days of receipt of payment of the exercise price.

If the holder complies with the procedures described above, the warrants will be considered to have been exercised when we receive or the warrant agent receives, as applicable, payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After the holder has completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to such holder the Common Stock or debt securities that such holder purchased upon exercise. If the holder exercises fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to such holder for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.
Amendments and Supplements to the Warrant Agreements
We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure, correct or supplement a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.
Warrant Adjustments
Unless the applicable prospectus supplements state otherwise, the exercise price of, and the number of securities covered by, a Common Stock Warrant will be adjusted proportionately if we subdivide or combine our Common Stock.
In addition, unless the prospectus supplements state otherwise, if we, without payment therefor:
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issue capital stock or other securities convertible into or exchangeable for Common Stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our Common Stock;

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pay any cash to holders of our Common Stock other than a cash dividend paid out of our current or retained earnings;

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issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our Common Stock; or

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issue Common Stock or additional stock or other securities or property to holders of our Common Stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of Common Stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the Common Stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.
Except as stated above, the exercise price and number of securities covered by a Common Stock warrant and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.
Holders of Common Stock warrants may have additional rights under the following circumstances:
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certain reclassifications, capital reorganizations or changes of the Common Stock;

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certain share exchanges, mergers, or similar transactions involving us and which result in changes of the Common Stock; or

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certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our Common Stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the Common Stock warrants then outstanding will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF OUR RIGHTS
This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights that we may offer under this prospectus, which consist of rights to purchase our Common Stock and/or debt securities in one or more series. Rights may be offered independently or together with our Common Stock, debt securities and/or warrants offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future rights we may offer pursuant to this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplements. The terms of any rights we offer under a prospectus supplement may differ from the terms we describe below.
The applicable prospectus supplements relating to any rights that we offer will include specific terms of any offering of rights for which this prospectus is being delivered, including the following, to the extent applicable:
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the date for determining the persons entitled to participate in the rights distribution;

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the price, if any, per right;

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the exercise price payable for each share of Common Stock or debt security upon the exercise of the rights;

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the number of rights issued or to be issued to each holder;

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the number and terms of the shares of Common Stock or debt securities that may be purchased per each right;

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the extent to which the rights are transferable;

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any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

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the respective dates on which the holder’s ability to exercise the rights will commence and will expire;

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the number of rights outstanding, if any;

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a discussion of any material U.S. federal income tax considerations applicable to the rights;

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the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

The description in the applicable prospectus supplements of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement and/or rights certificate, which will be filed with the SEC in connection therewith.

PLAN OF DISTRIBUTION
We may sell the securities offered through this prospectus and any accompanying prospectus supplement in any of the following ways: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act or (v) through a combination of any of these methods or any other method permitted by law. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices, either:
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on or through the facilities of The Nasdaq Global Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

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to or through a market maker otherwise than on The Nasdaq Global Capital Market or such other securities exchanges or quotation or trading services.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
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the name of the agent or any underwriters;

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the public offering or purchase price;

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any discounts and commissions to be allowed or paid to the agent or underwriters;

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all other items constituting underwriting compensation;

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any discounts and commissions to be allowed or paid to dealers; and

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any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.
If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.
Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority (“FINRA”).
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
Any underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS
The validity of the shares offered by this prospectus has been passed upon by Locke Lord LLP, Houston, Texas. Additional legal matters may be passed on for any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Nutex Health Inc. as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022, and the effectiveness of the Company’s internal control over financial reporting incorporated by reference from the Annual Report on Form 10-K of Nutex Health, Inc. for the year ended December 31, 2022 have been audited by Marcum LLP, independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.nutexhealth.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-41346) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:
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Annual report on Form 10-K for the year ended December 31, 2022;

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Current reports on Form 8-K filed on January 4, 2023, March 2, 2023 and April 5, 2023 (with the exception of Item 2.02 and Exhibit 99.1, which are furnished, not filed); and

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The description of the Common Stock contained in Exhibit 4.6 to Nutex’s Annual report on Form 10-K for the year ended December 31, 2022 filed on March 3, 2023.

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A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:
Nutex Health Inc.
Attention: Corporate Secretary
6030 S. Rice Ave, Suite C
Houston, Texas 77081
Telephone: (713) 660-0557